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                                                                   Exhibit 11.2

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                                    THREE MONTHS ENDED JUNE 30, 1998
                                                                    ------------------------------------------------------------
                                                                        NUMBER                 PERCENT              EQUIVALENT
                                                                      OF SHARES              OUTSTANDING              SHARES
COMMON STOCK
   From Founders' Stock                                                  2,300,000                 100.00%             2,300,000
   Stock Options Exercised                                                 958,269                  93.46%               895,585
   Preferred Stock Converted to Common Stock                            15,310,943                 100.00%            15,310,943
   1994 Common Stock Offerings                                          11,242,857                 100.00%            11,242,857
   1995 Common Stock Offerings                                           4,323,874                 100.00%             4,323,874
   1996 Common Stock Offering                                            6,000,000                 100.00%             6,000,000
   Employee Stock Purchase Plan Shares Issued                               90,641                  83.91%                76,053
   1997 Warrants Exercised                                                  48,300                 100.00%                48,300
                                                                    --------------                                --------------
                                                                        40,274,884                                    40,197,612

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                                   40,197,612

NET LOSS                                                                                                          $  (11,714,165)


NET LOSS PER SHARE                                                                                                $        (0.29)
                                                                                                                  ==============
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